UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

On February 15, 2017, Cloud Peak Energy Inc. (“Cloud Peak Energy”) issued a press release discussing its fourth quarter and full year 2016 financial results and related matters.  The full text of the press release is furnished with this Report as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 2.02 (including Exhibit 99.1) of this Report is furnished pursuant to this Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other Cloud Peak Energy filings.

Item 7.01  Regulation FD Disclosure.

On February 15, 2017, Cloud Peak Energy issued a press release announcing that Cloud Peak Energy Logistics LLC replaced its throughput agreement with Westshore Terminals Limited Partnership and its transportation agreement with BNSF Railway Company.

The press release is furnished as Exhibit 99.2 to this Form 8-K and is incorporated in this Item 7.01 by reference.  The information contained in this Item 7.01 (including Exhibit 99.2) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other Cloud Peak Energy filings.

Item 8.01  Other Events.

On February 15, 2017, Cloud Peak Energy issued a press release announcing that Cloud Peak Energy Logistics LLC replaced its throughput agreement with Westshore Terminals Limited Partnership and its transportation agreement with BNSF Railway Company.  Under the new agreements, which are effective commencing January 2017 for the throughput agreement and April 2017 for the transportation agreement, Cloud Peak Energy made upfront payments and also committed to minimum payments through 2018.  The outstanding undiscounted commitments are approximately $51 million through the current two year term of these agreements.

Both agreements provide that the parties may extend the agreements through the end of 2019 if elected. In addition, Westshore has certain priority rights on throughput capacity in respect of any export shipments by Cloud Peak Energy through 2024.  The original throughput and transportation agreements and underlying take-or-pay commitments, which have now been replaced, previously would have expired at the end of 2024.

Cautionary Note Regarding Forward Looking Statements

This Report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations and beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. Forward-looking statements include the timing and volumes of any future Asian export shipments, market conditions and growth opportunities for Asian exports of Powder River Basin coal and other statements regarding the expected benefits of the transactions described in Items 7.01 and 8.01 of this Report (the “Transactions”) and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including government energy and tax policies and the political and regulatory environment impacting coal-fired generation and exports of U.S. thermal coal, economic and industry conditions, demand by Asian utilities for our coal and competition from other producers of coal and sources of electricity generation, Newcastle benchmark prices and prices we receive for delivered export sales, rail and terminal performance and availability required to deliver our export tons, demurrage costs, the impact of future take-or-pay commitments and other factors. For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of the Transactions, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being furnished herewith.

99.1	Press release, dated February 15, 2017, issued by Cloud Peak Energy Inc. discussing its fourth quarter and full year 2016 financial results and related matters.

99.2	Press release, dated February 15, 2017, issued by Cloud Peak Energy Inc. announcing its modification of throughput and transportation agreements with Westshore Terminals and BNSF Railway.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: February 15, 2017	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated February 15, 2017, issued by Cloud Peak Energy Inc. discussing its fourth quarter and full year 2016 financial results and related matters.

99.2	Press release, dated February 15, 2017, issued by Cloud Peak Energy Inc. announcing its modification of throughput and transportation agreements with Westshore Terminals and BNSF Railway.